Exhibit 3.4

           AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                               RAVEN FUNDING LLC


          AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of Raven Funding LLC (the "Company"), dated as of the 28th day of October, 1999, is entered into by PHH Vehicle Management Services LLC, a limited liability company organized under the laws of the State of Delaware, as the sole economic member (the "Sole Member" or the "Member" and, together with any other member admitted to the Company pursuant to the terms of this Agreement, the "Members"). David O. Taylor and Bernard J. Angelo join in the execution of this Agreement and agree to be bound by its terms.

                             W I T N E S S E T H :

          WHEREAS, the Company was formed on June 24, 1999, pursuant to the Delaware Limited Liability Company Act (6 Del. C. Section 18-101 et seq.), as amended from time to time (the "Act");

          WHEREAS, the Member and the original managers of the Company entered into a Limited Liability Company Agreement of the Company, dated as of June 30, 1999 (the "Original Agreement"), and the Member and the Managers (as hereinafter defined) hereby amend and restate the Original Agreement; and

          WHEREAS, the Member desires to participate in such a limited liability company for the purpose of engaging in any act or activity for which limited liability companies may be organized under the Act, in accordance with the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto do hereby mutually covenant and agree as follows:

          1. Name. The name of the limited liability company is "Raven Funding LLC". All business of the Company shall be conducted under such name.

          2. Single Purpose. The Company is organized solely for, and shall limit its activities to, the following purposes:

     (a) entering into and performing its obligations under an Asset Sale Agreement (and amendments and/or restatements thereto) (the "Asset Sale Agreement"), between the Company, PHH Personal Lease Corporation and PHH

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Vehicle Management Services LLC, a Delaware limited liability company
("VMS"), pursuant to which the Company will acquire certain Leases and Vehicles and existing beneficial interests in Leases and Vehicles;

     (b) entering into and performing its obligations under a Receivables Purchase Agreement (and amendments and/or restatements thereto) (the "Receivables Purchase Agreement"), between the Company and VMS pursuant to which the Company will acquire certain Fleet Receivables;

     (c) entering into and performing its obligations under an Amended and Restated Origination Trust Agreement (and amendments and/or restatements thereto) (the "Origination Trust Agreement") among the Company, as settlor and initial beneficiary, VMS, as UTI Trustee (the "UTI Trustee"), and Wilmington Trust Company, as the Delaware Trustee, pursuant to which the D.L. Peterson Trust is established as a Delaware business trust;

     (d) entering into and performing its obligations under a Contribution Agreement (and amendments and/or restatements thereto) (the "Contribution Agreement"), between the Company and the D.L. Peterson Trust (the "Origination Trust") pursuant to which the Company will contribute, assign and transfer the Fleet Receivables, Leases and Vehicles acquired by the Company pursuant to the Asset Sale Agreement and the Receivables Purchase Agreement to the Origination Trust;

     (e) entering into and performing its obligations under a Servicing Agreement and supplements thereto (and amendments and/or restatements thereto) (collectively the "Servicing Agreement"), as amended and supplemented from time to time, among the Company, the Origination Trust, VMS and, with respect to the supplements, Wilmington Trust Company, as SUBI Trustee;

     (f) from time to time acquiring and contributing Vehicles to the Origination Trust in accordance with the Origination Trust Agreement;

     (g) acquiring, owning, transferring, conveying, leasing, disposing of, pledging, assigning, borrowing money against or otherwise financing the undivided beneficial interest in the Origination Trust (the "UTI");

     (h) from time to time entering into and performing its obligations under supplements to the Origination Trust Agreement pursuant to which the UTI Trustee is directed by the Company to identify and allocate one or more separate portfolios of assets held by the Origination Trust (each a "SUBI") and acquiring, owning, transferring, conveying, leasing, disposing of, pledging, assigning, borrowing money against or otherwise financing SUBIs;

     (i) entering into and performing its obligations under a Limited Liability Company Agreement (and amendments and/or restatements thereto) and

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thereby establishing Greyhound Funding LLC, a Delaware limited liability company (the "Issuer") and owning the common limited liability company interests in the Issuer;

     (j) entering into and performing its obligations under a Transfer Agreement (and amendments and/or restatements thereto) (the "Transfer Agreement"), as amended and supplemented from time to time, between the Company and the Issuer pursuant to which the Company will contribute two SUBIs to the Issuer and one or more Hedging Instruments and agreeing to transfer to the Issuer beneficial interests in the Origination Trust assets subsequently allocated to those SUBIs;

     (k) entering into and performing its obligations under a Management Agreement (and amendments and/or restatements thereto) (the "Management Agreement"), between the Company and Global Securitization Services, LLC;

     (l) entering into and performing its obligations under an Additional Equipment Assets Sale Agreement (and amendments and/or restatements thereto) (the "Additional Equipment Assets Sale Agreement"), between the Company and VMS, pursuant to which the Company will acquire certain Additional Equipment Assets;

     (m) entering into and performing its obligations under a Additional Equipment Assets Contribution Agreement (and amendments and/or restatements thereto) (the "Additional Equipment Assets Contribution Agreement"), between the Company and the D.L. Peterson Trust (the "Origination Trust") pursuant to which the Company will contribute, assign and transfer the Additional Equipment Assets acquired by the Company pursuant to the Additional Equipment Assets Sale Agreement to the Origination Trust;

     (n) entering into and performing its obligations under a Limited Liability Company Agreement (and amendments and/or restatements thereto) and thereby establishing Hunt Valley LLC, a Delaware limited liability company (the "PMI Issuer") and owning the common limited liability company interests in the PMI Issuer;

     (o) entering into the other Transaction Documents (as defined in the Definition List attached as Schedule 1 to Base Indenture, dated as of the date hereof, between the Issuer and The Chase Manhattan Bank, as Indenture Trustee (the "Original Base Indenture")), as amended and supplemented from time to time, and the transactions contemplated thereby; and

     (p) entering into the other Newco Transaction Documents (as defined in the Definition List attached as Schedule 1 to Base Indenture, dated as of the date hereof, between the PMI Issuer and The Chase Manhattan Bank, as Indenture Trustee), as amended and supplemented from time to time, and the transactions contemplated thereby.

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     The Company may also enter into and perform all transactions and documents related to the purposes listed in this Section 2, and any purposes and activities necessary, convenient or incidental to the conduct, promotion or attainment of such purposes that are permitted to limited liability companies under the laws of the State of Delaware. The Members shall not have the right to change the character of the business of the Company from that set forth in this Section 2 or to engage in any activity other than as described herein.

     The Company, by or through the Member or any Manager (as defined below) on behalf of the Company, may enter into and perform the Asset Sale Agreement, the Receivables Purchase Agreement, the Origination Trust Agreement and supplements thereto, the Contribution Agreement, the Servicing Agreement (and amendments and supplements thereto), the Limited Liability Company Agreement of the Issuer (and amendments and/or restatements thereto), the Transfer Agreement (and amendments and supplements thereto), the Management Agreement, the Additional Equipment Assets Sale Agreement, the Additional Equipment Assets Contribution Agreement, the Limited Liability Company Agreement of Hunt Valley LLC, the other Transaction Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of the Member, any Manager (as defined below) or any other person or entity notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Member or any Manager (as defined below) to enter into other agreements on behalf of the Company.

     Joseph Weikel is hereby designated as an "authorized person" within the meaning of the Act and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an "authorized person" ceased, and the Member thereupon became the designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Act. The Member or any Manager shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

          3. Maintenance of Separate Existence. The Company will do all things necessary to continue to be readily distinguishable from Avis Rent A Car, Inc. ("ARAC") or any affiliate of ARAC including VMS (collectively, the "ARAC Group") and maintain its existence separate and apart from that of the ARAC Group including, without limitation:

     (a) maintaining books and records separate from any other natural person, corporation, business trust, joint venture, association, company,

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partnership, joint stock company, limited liability company, trust, unincorporated organization, or governmental authority (each, a "Person") at its principal office which show a true and accurate record in United States dollars of all business transactions arising out of and in connection with the conduct of the Company and the operation of its business in sufficient detail to allow preparation of tax returns;

     (b) not commingling funds and other assets of the Company with those of any other Person, including Members or any member of the ARAC Group;

     (c) maintaining cash management systems separate from those of any other Person, including Members or any member of the ARAC Group;

     (d) practicing and adhering to organizational formalities and procedures required by the Act, its Certificate of Formation dated June 23, 1999, as amended from time to time (the "Certificate of Formation") or this Agreement, as amended from time to time, such as maintaining appropriate books and records, including, without limitation, maintaining and periodically preparing, separate financial statements;

     (e) acting solely in its name and through its duly authorized officers or agents in the conduct of its businesses;

     (f) owning or leasing (including through shared arrangements with members of the ARAC Group) all office furniture and equipment necessary to operate its business;

     (g) maintaining at least two Managers (as defined below) who are Independent Managers (as defined below);

     (h) not (1) having or incurring any indebtedness to any member of the ARAC Group; (2) guaranteeing or otherwise becoming liable for any obligations of any member of the ARAC Group; (3) having obligations guaranteed by any member of the ARAC Group; (4) holding itself out as responsible for debts of any member of the ARAC Group or for decisions or actions with respect to the affairs of any member of the ARAC Group; (5) operating or purporting to operate as an integrated, single economic unit with respect to the ARAC Group; (6) seeking to obtain credit or incur any obligation to any third party based upon the assets of any member of the ARAC Group; (7) induce any such third party to reasonably rely on the creditworthiness of any member of the ARAC Group or any other unaffiliated entity, including by suggesting in any way, within its financial statements, that its assets are available to pay the claims of creditors of the ARAC Group or any other affiliated or unaffiliated entity; and (8) being directly or indirectly named as a direct or contingent beneficiary or loss payee on any insurance policy of any member of the ARAC Group other than as required by the Transaction Documents;

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     (i)  maintaining its deposits and other bank accounts and all of its assets separate from those of any other Person;

     (j) compensating all its employees, officers, consultants and agents, if any, for services provided to it by such Persons out of its own funds or reimbursing any of its affiliates in respect of amounts paid by such affiliates for such services;

     (k) maintaining office space separate and apart from that of the ARAC Group (even if such office space is subleased from or is near premises occupied by the ARAC Group) and a telephone number separate and apart from that of the ARAC Group;

     (l) conducting all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements, and applications (whether written or oral) solely in its own name so as not to mislead others as to the identity of each member of the ARAC Group or the Issuer;

     (m) having separate stationery, invoices, and checks from the ARAC Group or any other unaffiliated entity;

     (n) accounting for and managing all of its liabilities separately from those of the ARAC Group;

     (o) allocating, on an arm's length basis, all shared limited liability company operating services, leases and expenses, including, without limitation, those associated with the services of shared consultants and agents and shared computer and other office equipment and software; and otherwise maintaining an arm's-length relationship with each member of the ARAC Group or any other unaffiliated entity;

     (p) not pledging its assets for the benefit of any other Person, other than pursuant to the Transaction Documents;

     (q) not engaging in any merger, consolidation or combination transaction with any Person;

     (r)  not incurring any indebtedness;

     (s)  remaining solvent; and

     (t) maintaining adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.



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          Failure of the Company to comply with any of the foregoing covenants or any other covenant in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Members and Managers.

          4.   Management

          4.1 Management by Managers. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of certain managers (the "Managers").

          4.2 Delegation of Authority and Duties to Chairman of the Managers. Except (x) for situations in which the approval of the Members is expressly required by this Agreement or by nonwaivable provisions of applicable law or (y) for decisions which, pursuant to the terms of this Agreement, must be approved by a majority or other specified vote of the Managers, (i) the powers of the Company shall be, and hereby are, delegated to and exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Sole Member as the chairman of the managers (the "Chairman of the Managers") or by vote of the Managers as the Chairman of the Managers may determine in its sole discretion, and (ii) the Chairman of the Managers may make all decisions and take all actions for the Company not otherwise provided in this Agreement.

          4.3 Number and Qualifications. The number of Managers of the Company shall not be less than five nor more than seven, as may be determined by the Sole Member from time to time, but no decrease in the number of Managers shall have the effect of shortening the term of any incumbent Manager. Managers need not be Members or residents of the State of Delaware. Each Manager is a "manager" of the Company within the meaning of the Act. Each person appointed as Manager shall execute a Manager Agreement in the form attached hereto as Exhibit B. The present Managers are F. Robert Salerno, Kevin M. Sheehan, Joseph Weikel, David O. Taylor and Bernard J. Angelo.

          4.4  Independent Manager.

     (a) The Company shall have at all times two individuals each of which is, with respect to the Company, an individual who is not and never was (i) a stockholder, member, partner, director, officer, employee, affiliate, associate, creditor or independent contractor of the ARAC Group or any of their respective affiliates or associates or (ii) any person owning directly or beneficially more than 5% of any outstanding shares of common stock of the ARAC Group or any of their respective affiliates, or a stockholder, director, officer, employee, affiliate, associate, creditor or independent contractor of such beneficial owner or any of such beneficial owner's affiliates or associates, or (iii) a member of the immediate family of any person described above (each such Person, an "Independent Manager"). If any Independent Manager resigns, dies or becomes incapacitated, or such position is otherwise vacant, no action requiring the unanimous affirmative vote of the Managers shall be taken until a successor Independent Manager is elected and qualified


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and approves such action.  Any successor Independent Manager shall execute a counterpart to this Agreement.

     (b) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Company, and the Member, the Managers or any other Person or entity on behalf of the Company, shall not without the prior unanimous consent of the Managers, including each of the Independent Managers, do any of the following:

          (i) engage in any business or activity other than those set forth in Section 2 hereof;

          (ii) incur any indebtedness or assume or guaranty any indebtedness of any other entity other than pursuant to the Transaction Documents;

          (iii) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future the creation, incurrence or existence of any lien of any kind on the assets of the Company other than Permitted Liens (as defined below);

          (iv) to the fullest extent permitted by law, dissolve or liquidate, in whole or in part;

          (v) consolidate or merge with or into any other entity or convey, sell or transfer substantially all of its properties and assets substantially as an entirety to any entity;

          (vi) institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of a bankruptcy or insolvency proceeding or case against it, or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due; or

          (vii) amend this Agreement or take action in furtherance of any such action.

     With regard to any action contemplated by the preceding sentence, to the fullest extent permitted by law, the Independent Managers will owe their primary fiduciary duty to the Company (including the creditors of the Company). The Members shall be deemed to have consented to the foregoing by virtue of the Members' purchase of their interests in the Company, including, without limitation, rights to distributions (liquidating or otherwise), allocations, information, and to vote, consent or approve, if any, as set forth in this Agreement (the "Membership Interests"), no further act or deed of the Members being required to evidence such consent.


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     "Permitted Liens" shall mean the following encumbrances:  (a) liens for taxes or assessments or other governmental charges not yet due and payable;
(b) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits securing bids, tenders, contracts (other than contacts for the payment of money) or leases to which the Company is a party as lessee made in the ordinary course of business; (d) deposits securing statutory obligations of the Company; (e) inchoate and unperfected workers', mechanics', suppliers' or similar liens arising in the ordinary course of business; (f) carriers', warehousemen's or other similar possessory liens arising in the ordinary course of business; (g) deposits securing, or in lieu of, surety, appeal or customers bonds in proceedings to which the Company is a party; and (h) liens expressly permitted by the Transaction Documents.

          4.5 Term. Each Manager shall hold office until his successor shall be elected and qualified, or until his earlier death, resignation or removal as provided in this Agreement.

          4.6 Vacancy. Any Manager position to be filled by reason of an increase in the number of Managers may be filled by the Sole Member. Any vacancy occurring in the Managers other than by reason of an increase in the number of Managers may be filled (i) by the Sole Member or (ii) by the affirmative vote of a majority of the remaining Managers though less than a quorum of the Managers exists. A Manager elected to fill a vacancy other than by reason of an increase in the number of Managers shall be elected for the unexpired term of its predecessor in office.

          4.7 Removal. The Sole Member may remove any Manager at any time other than an Independent Manager, with or without cause.

          4.8 Resignation. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the remaining Manager; provided, that the resignation of an Independent Manager shall not be effective until a replacement Independent Manager has been appointed. The acceptance of a resignation shall not be necessary to make it effective, unless so expressly provided in the resignation.

          4.9 Place of Meetings of Managers. All meetings of the Managers may be held either within or without the State of Delaware at such place or places as shall be determined from time to time by resolution of the Managers.

          4.10 Meetings of Managers. Meetings of the Managers may be held when called by the Chairman of the Managers or by a majority of the Managers. The Manager or Managers calling any meeting shall cause notice to be given of such meeting, including therein the time, date and place of such meeting, to each Manager at least two business days before such meeting; provided such business day is any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York City, New York. The business to be transacted at, or the purpose of, any meeting of the Managers shall be specified in the notice or waiver of notice of any such meeting. If fewer than all the Managers are present in person, by telephone or by proxy, business transacted at any such meeting shall be confined to the

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business or purposes specifically stated in the notice or waiver of notice of such meeting.

          4.11 Quorum; Majority Vote. At all meetings of the Managers, the presence in person, by telephone or by proxy of a majority of the Managers shall be necessary and sufficient to constitute a quorum for the transaction of business unless a greater number is required by this Agreement or by law. The act of a majority of the Managers present in person, by telephone or by proxy at a meeting at which a quorum is present in person, by telephone or by proxy shall be the act of the Managers, except as otherwise provided by law, the Certificate of Formation or this Agreement. If a quorum shall not be present in person, by telephone or by proxy at any meeting of the Managers, the Managers present in person, by telephone or by proxy at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present in person, by telephone or by proxy.

          4.12 Methods of Voting; Proxies. A Manager may vote either in person, by telephone or by proxy executed in writing by the Manager, provided, however, that (x) the Person designated to act as proxy shall be a Manager, and (y) that the Person designated to act as proxy for an Independent Manager must be an Independent Manager. A telegram, telex, cablegram or similar transmission by the Manager, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Manager shall be treated as an execution in writing for purposes of this
Section 4.12. Proxies for use at any meeting of Managers or in connection with the taking of any action by written consent shall be filed with the Chairman of the Managers, before or at the time of the meeting or execution of the written consent, as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Chairman of the Managers, who shall decide all questions touching upon the qualifications of voters, the validity of the proxies, and the acceptance or rejection of votes. No proxy shall be valid after 30 calendar days from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two or more Managers to act as proxies, unless that instrument shall provide to the contrary, a majority of such Managers present in person or by telephone at any meeting at which their powers thereunder may be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one such Manager be present, then such powers may be exercised by that one Manager; or, if an even number of such Managers attend in person or by telephone and a majority do not agree on any particular issue, the Chairman of the Managers shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.

          4.13 Order of Business. At any meeting of the Managers, business shall be transacted in the order as the Chairman of the Managers may determine from time to time. The secretary of the meeting shall prepare minutes of the meeting and such minutes shall be placed in the minute book of the Company.


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          4.14 Attendance and Waiver of Notice.  Attendance of a Manager at
any meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          4.15 Compensation of Managers. Managers may receive any stated salary for their services and expenses of attendance, if any, may be allowed for attendance at each meeting of the Managers. Nothing contained in this Agreement shall be construed to preclude any Manager from serving the Company in any other capacity and receiving compensation for such service.

          4.16 Committees. The Managers may, by resolution, designate (i) from among the Managers one or more committees, each of which shall be comprised of at least one Manager, and (ii) one or more of the Managers as alternate members of any committee, who may, subject to any limitations imposed by the Managers, replace absent or disqualified Managers at any meeting of that committee. Such committee shall have and may exercise all of the authority of the Managers (other than voting on the matters listed in Section 4.4(b)), subject to the limitations set forth in the Act.

          4.17 Actions Without a Meeting. Any action required or permitted to be taken at a meeting of the Managers or any committee thereof may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the Managers or members of the committee, as the case may be, having not fewer than the minimum number of votes that would be necessary to take the action at a meeting at which all Managers or committee members, as the case may be, entitled to vote on the action were present and voted. Such consent shall have the same force and effect, as of the date stated therein, as a vote of such Managers or members of the committee, as the case may be, and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware or in any certificate or other document delivered to any person or entity. The signed consent shall be placed in the minute book of the Company.

          4.18 Telephone and Similar Meetings. The Managers, or members of any committee thereof, may participate in and hold meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in any such meeting shall constitute presence in person at such meeting, except where a Person participates in such meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not lawfully called or convened.

          4.19 Presumption of Assent. A Manager, or any member of a committee thereof, who is present in person, by telephone or by proxy at a meeting of the Managers or a committee thereof at which action on any matter is taken shall be presumed to have assented to the action unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the Person acting as secretary of the meeting before the adjournment thereof or forwards any dissent by certified or

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registered mail to the Company immediately after the adjournment of the meeting provided, however, that the affirmative votes of the Independent Managers shall be required for the purposes set forth in Section 4.4. Such right to dissent shall not apply to a Manager or committee member who voted in favor of such action.

          5. Principal Place of Business. The principal place of business of the Company within the State of Delaware shall be c/o Global
Securitization Services, LLC, 103 Foulk Road, Suite 205-11 Wilmington, DE 19803 USA. The Company may establish any other place of business as the Chairman of Managers may from time to time deem advisable.

          6. Dissolution. The Company shall dissolve, and its affairs shall be wound up (i) upon the unanimous election by the Members so to dissolve the Company, (ii) at any time there are no Members unless the Company is continued in accordance with the Act, or (iii) upon the entry of a decree of judicial dissolution pursuant to Section 18-802 of the Act. Notwithstanding any other provision of the Agreement, the bankruptcy of a Member (as defined in Section 18-101 and 18-304 of the Act) ("Bankruptcy") shall not cause such Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution. The existence of the Company as a separate legal entity shall continue until the cancellation of its Certificate of Formation as provided in the Act. Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than upon a transfer by the Member of all of its interest in the Company and the admission of a substitute Member, in accordance with the Act and this Agreement), the following provisions shall apply:

          (a) to the fullest extent permitted by law, the personal representative of the Member is hereby authorized to, and shall, within 30 days after the occurrence of the event that terminated the continued membership of the Member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as the substitute Member, effective as of the occurrence of the event that terminated the continued membership of the Member in the Company, and thereafter all references in this Agreement to the Member shall be deemed to refer to such substitute Member; and

          (b) David O. Taylor (or if he is no longer an Independent Manager, the successor to him as Independent Manager) shall, without any action of any person or entity and simultaneously with the Member ceasing to be a member of the Company, be admitted to the Company as a Member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets (the "Special Member") and shall continue the Company without dissolution. Until such time as a substitute Member has been admitted to the Company, the Special Member shall not have any right to resign from the Company or to assign or transfer its rights as Special Member. Pursuant to Section 18-301 of the Act, the Special Member shall not be required to make any capital contribution to the Company and shall not receive a limited liability company interest in the Company.

The Special Member may not bind the Company. Except as required by any mandatory provision of the Act, the Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission of David O. Taylor as a Special Member, David O. Taylor has executed a counterpart to this Agreement as of the date hereof. Prior to his admission to the Company as Special Member, David O. Taylor shall not be a Member of the Company.

          7. Initial Capital Contributions. The Member has contributed the property set forth on Exhibit A as its capital contribution to the Company, having the value set forth opposite such Member's name in Exhibit A hereto.

          8. Additional Contributions. No Members shall be required to make any additional capital contribution to the Company without such Member's consent. A Member may make additional capital contributions to the Company with the unanimous written consent of the other Members.

          9. Distributions. Distributions shall be made to the Members at the times and in the aggregate amounts determined by the Members. Such distributions shall be allocated among the Members in proportion to the percentage interests of the Members, as set forth on Exhibit A attached hereto (the "Membership Interests").

          10. Transfers. A Member may not transfer, assign, pledge, hypothecate or encumber, in whole or in part, its interest in the Company, without the prior written consent of all the other Members. Notwithstanding such written consent, no such transfer, assignment or pledge shall be made if it would cause the Company to have in the aggregate more than 100 members or otherwise cause the Delaware business trust known as the "D.L. Peterson Trust", Greyhound Funding LLC, Hunt Valley LLC or the Company to be classified as a publicly traded partnership taxable as a corporation.

          11. No Resignation. No Member shall be entitled to resign or withdraw from the Company, and no Member shall be entitled to receive any distribution or otherwise receive the fair market value of its interest in the Company in compensation for any purported resignation or withdrawal from the Company.

          12. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the consent of Members representing 100% of the Membership Interests in the Company; provided, however, that the Company may not admit any additional member if such new member is not a wholly-owned subsidiary of PHH Vehicle Management Services LLC or if the admission of such member would cause there to be more than 100 members or otherwise cause the Delaware business trust known as the "D.L. Peterson Trust", Greyhound Funding LLC, Hunt Valley LLC or the Company to be classified as a publicly-traded partnership taxable as a corporation in each case, in the sole determination of the Sole Member. For purposes of determining the number of members under this Section 12, a person (the "beneficial owner") indirectly owning an interest in the Company through a partnership, grantor trust or S corporation (as such terms are used in the

Code) (the "flow-through entity") shall be considered a member, but only if
(i) substantially all of the value of the beneficial owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the Company and (ii) in the sole discretion of the Sole Member, a principal purpose of the use of the tiered arrangement is to permit the Company to satisfy the 100-member limitation.

          13. Limitation on Liability of Members. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contact, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor any Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Manager of the Company.

          14. No Election to be a Corporation. Neither the Company nor any Manager or Member shall make or authorize any Person to make an election to have the Company classified or taxed as a corporation for federal income tax purposes or any applicable state or local income or franchise tax purposes.

          15. No Market in Interests in the Company. Each Member covenants and agrees that it will not transfer, assign, participate, pledge or otherwise dispose of its interest in the Company, or cause its interest to be marketed, on or through an established securities market. No transfer of an interest in the Company may be made unless the transferee makes representations substantially similar to those set forth in Exhibit C hereto.

          16. Governing Law. This Agreement, including its existence, validity, construction and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to principles of conflicts of law).

          17. Amendments. In addition to the vote required by Section 4.4(b) of this Agreement, the vote of all of the Members shall be necessary to amend or repeal this Agreement or to adopt a new limited liability company agreement.

          18. Waiver. To the fullest extent permitted by law, each Member waives its rights, if any, to reject this Agreement in any bankruptcy, or insolvency proceeding involving such Member.

          19.  Waiver of Certain Rights; No Bankruptcy Petition.   To the
fullest extent permitted by law, each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of any Company asset. Each Member and each Manager (by agreeing to act in such capacity) hereby covenants and agrees (or shall be deemed to have hereby covenanted and agreed) that it will not, in the capacity as creditor of the Company, institute against, or join with any other Person in instituting against, the Company, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceedings under any Federal or state bankruptcy or similar law. In the event that a Member or Manager takes action in violation of this Section 19, the Company agrees that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition or the commencement of such action and raise the defense that the Member or Manager, as the case may be, has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 19 shall survive the termination of this Agreement and the resignation or removal of any Manager. Nothing herein contained shall preclude participation by a Member or Manager in assertion or defense of its claims in any such proceeding involving the Company.

          20. Integration. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes and replaces all prior agreements of the parties with respect to the subject matter hereof, including the Original Agreement.

          21. Binding Agreement. Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Managers, in accordance with its terms. In addition, the Independent Managers shall be intended beneficiaries of this Agreement.

          22. Effectiveness. This Agreement shall be effective as of October 28, 1999.

          23. Rating Agency Condition. Notwithstanding any other provision of this Agreement, no member may transfer its interest in the Company and no additional Members may be admitted to the Company unless each Rating Agency with respect to each Series of Investor Notes (as defined in the Original Base Indenture) outstanding shall confirm in writing that such transfer or admission shall not result in a withdrawal or downgrading in the rating of any such Series of Investor Notes (as defined in the Original Base Indenture).

          IN WITNESS WHEREOF, the Member has entered into this Agreement as of the day and year first above written.

                                       SOLE MEMBER

                                       PHH VEHICLE MANAGEMENT SERVICES LLC


                                       By /s/ Karen C. Sclafani
                                          ---------------------------------
                                          Name:  Karen C. Sclafani
                                          Title:   Vice President


                                       MANAGERS


                                       By /s/ Joseph Weikel
                                          ---------------------------------
                                          Name:  Joseph Weikel
                                          Title:   Manager


                                       By /s/ F. Robert Salerno
                                          ---------------------------------
                                          Name:  F. Robert Salerno
                                          Title:   Manager


                                       By /s/ Kevin M. Sheehan
                                          ---------------------------------
                                          Name:  Kevin M. Sheehan
                                          Title:   Manager


                                       INDEPENDENT MANAGERS


                                       By /s/ David O. Taylor
                                          ---------------------------------
                                          Name:  David O. Taylor
                                          Title:   Independent Manager


                                       By /s/ Bernard J. Angelo
                                          ---------------------------------
                                          Name:  Bernard J. Angelo
                                          Title:   Independent Manager

                                        SPECIAL MEMBER


                                        By /s/ David O. Taylor
                                          ---------------------------------
                                          Name:  David O. Taylor
                                          Title:   Special Member

                                                                     EXHIBIT A


                    LIST OF MEMBERS, CAPITAL CONTRIBUTIONS
                           AND MEMBERSHIP INTERESTS


                Member Name                 Capital                 Membership
                and Address              Contribution                Interest
                -----------              ------------               ----------

PHH Vehicle Management Services LLC      $381,531,550                  100%
900 Old Country Road
Garden City, New York 11530

                                                                     EXHIBIT B
                               Manager Agreement

                               October 28, 1999

Raven Funding LLC
c/o Global Securitization Services, LLC
103 Foulk Road, Suite 205-11
Wilmington, DE  19803
USA

Re:  Manager Agreement - Raven Funding LLC

Ladies and Gentlemen:

         For good and valuable consideration, each of the undersigned persons, who have been designated as Managers of Raven Funding LLC, a Delaware limited liability company (the "Company"), in accordance with the Amended and Restated Limited Liability Company Agreement of the Company, dated as of October 28, 1999, as it may be amended or restated from time to time (the
"LLC Agreement"), hereby agree as follows:

         1. Each of the undersigned accepts such person's rights and authority as a Manager (as defined in the LLC Agreement) under the LLC Agreement and agrees to perform and discharge such person's duties and obligations as a Manager under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such person's successor as a Manager is designated or until such person's resignation or removal as a Manager in accordance with the LLC Agreement. Each of the undersigned agrees and acknowledges that it has been designated as a "manager" of the Company within the meaning of the Delaware Limited Liability Company Act.

         2. THIS MANAGER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         This Manager Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Manager Agreement and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Manager Agreement as of the day and year first above written.

                                   ----------------------

                                   ----------------------

                                                                     EXHIBIT C


                   REQUIRED REPRESENTATIONS OF A TRANSFEREE
                        OF ANY INTEREST IN THE COMPANY


                 The [transferee] is not and will not become for U.S. federal income tax purposes a partnership, grantor trust, or S corporation unless (i) none of the direct or indirect beneficial owners of any interest in the [transferee] have or ever will have all or substantially all the value of its interest in such [transferee] attributable to the interest of such [transferee] in the Company and (ii) it is not and will not be a principal purpose of the arrangement involving the transferee to permit any partnership to satisfy the 100 partner limitation of Treasury Regulation Section 1.7704-1(h)(1)(ii) necessary for such partnership not to be classified as a publicly traded partnership under the Code.

                 The [transferee] may not acquire nor sell, transfer, assign, participate, pledge, or otherwise dispose of its interest in the Company, or cause its interest to be marketed, on or through an established securities market.